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                                                                EXHIBIT 99.1



                                  Before the
                      FEDERAL COMMUNICATIONS COMMISSION
                           Washington, D.C. 20554


In the Matter of                                 )       WT DOCKET NO. 97-115
                                                 )
MOBILEMEDIA CORPORATION, et al.                  )
                                                 )
Applicant for Authorizations and Licensee        )
of Certain Stations in Various Services          )


                         MEMORANDUM OPINION AND ORDER
             Issued: May 5, 1997            Released: May 7, 1997

         1. Under consideration are "Emergency Motion For Special Relief And Stay of Proceedings Regarding MobileMedia Corporation" filed April 23, 1997; Comments In Support Of Emergency Motion For Special Relief And Stay Of Proceedings Regarding MobileMedia Corporation filed April 29, 1997 by the Official Committee of Unsecured Creditors of MobileMedia Corporation (Unsecured Creditors); Comments Of David Bayer Concerning Motion For Special Relief And Stay Of Proceedings Regarding MobileMedia Corporation filed April 29, 1997; Comments On Emergency Motion For Special Relief And Stay Of Proceedings Regarding MobileMedia Corporation filed April 29, 1997 by Hellman & Friedman Capital Partners II, L.P. (Hellman & Friedman); "Motion Of Secured Lenders For Leave to File Comments In Support Of Emergency Motion Of MobileMedia For Stay Of Proceedings" filed April 29, 1997 by The Chase Manhattan Bank; Comments Of Secured Lenders In Support Of Emergency Motion Of MobileMedia For Stay Of Proceedings filed April 29, 1997 by The Chase Manhattan Bank; (1) and Wireless Telecommunications Bureau's Comments On Emergency Motion filed April 29, 1997.

         2. By ORDER TO SHOW CAUSE, HEARING DESIGNATION ORDER, AND NOTICE OF OPPORTUNITY FOR HEARING FOR FORFEITURE (HDO) released April 8, 1997 (FCC 97-124) the Commission designated for hearing the pending applications of MobileMedia Corporation and its various subsidiary and associated organizations (MobileMedia). MobileMedia was also directed to show cause why its licenses should not be revoked. As recited in the HDO the Commission's action stemmed from the results of an investigation by the Wireless Telecommunications Bureau (Bureau) into apparent FCC-related misconduct by MobileMedia which "raised substantial and material questions of fact as to whether MobileMedia is basically qualified to be and remain a Commission license". (Paragraph 1).


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    (1) None of the Commenters are named parties or have sought intervention.
They, therefore, have no standing to file Comments and the motion for leave to file comments filed by The Chase Manhattan Bank will be denied. Nevertheless, since their comments are of assistance to the Presiding Judge in ruling on this matter and in the absence of an objection by the Bureau, their views have been considered.

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         3. As reflected in the HDO, "[t]he Bureau's investigation found that between the third quarter of 1993, when MobileMedia was formed, and the third quarter of 1996, MobileMedia filed with the Commission at least 289 FCC Forms 489 wherein the Company apparently misrepresented that otherwise unconstructed stations were constructed, operating, and providing service to subscribers." Also, MobileMedia "filed with the Commission at least 94 `40-mile Rule' applications for new paging facilities that were predicated upon unbuilt facilities." (Paragraph 5).

         4. In its "Discussion" setting forth reasons why a hearing was required, the Commission stated, among other things, that "[t]he information before us suggests that MobileMedia repeatedly engaged in the practice of misrepresenting the status of construction of its paging stations in FCC Forms 489 in a deliberate scheme to prevent valuable paging authorizations from automatically terminating." Further, "the evidence before us suggests that MobileMedia repeatedly filed false `40-mile Rule' applications with the Commission in a calculated attempt to obtain `40-mile Rule' authorizations to which the Company was not otherwise lawfully entitled." The Commission also found "[e]qually significant, it appears that several individuals at the highest levels of the Company -- including corporate officers and members of MobileMedia's Board of Directors -- either orchestrated, affirmatively approved, tacitly condoned, or were at least cognizant of the ongoing practices." (Paragraph 8).

         5. The Commission recognized that MobileMedia "has admitted to many of the facts at issue here." Nevertheless, it concluded that a hearing was compelled because "this case appears to be unprecedented at the Commission in terms of the sheer number of false filings involved." Also, because it did not have the relevant facts. In this connection, the Commission recited that "despite the Bureau's investigation and certain admissions by MobileMedia, including that certain former member of MobileMedia's senior management were actively involved in the misbehavior, it was unclear which other officers, directors and senior managers knew about or condoned the wide-scale pattern of misbehavior." (Paragraph 12). The designated issues, among other things, seeks to identify company officials involved in the "wide-scale pattern of misbehavior." (2)

         6. In determining that the public interest required a hearing, the Commission was aware that MobileMedia, a public company whose stock is traded on the Nasdaq Stock Exchange, had filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. (Paragraph 2). It was also "cognizant of the company's financial situation and the potential impact that a protracted hearing proceeding might have on the vast number of subscribers who rely on MobileMedia for their paging services as well as the Company's creditors and investors." For that reason, it directed



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   (2) The HDO makes clear that MobileMedia may "enter into a stipulation as to relevant facts or waive its right to a hearing." (Paragraph 12).

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the Presiding Judge to issue his recommended decision (3) within six months of the release of the HDO. (Paragraph 13). Consistent with the Commission's expressed wish, the Presiding Judge has established an expedited hearing schedule calling for a prehearing conference on May 6 and the hearing on June 10, 1997. (See ORDER PRIOR TO PREHEARING CONFERENCE, FCC 97M-61, released April 21, 1997).

         7. Now before the Presiding Judge is a motion for special relief filed by MobileMedia. MobileMedia requests (1) an immediate finding that a solution consistent with the Commission's SECOND THURSDAY precedent (SECOND THURSDAY CORP., 22 FCC 2d 515 (1970) is available and may be pursued by MobileMedia; and (2) a 10 month stay of further proceedings to permit MobileMedia to pursue and finalize a transfer or assignment of the subject authorizations and applications through a sale of MobileMedia to a third party or through a plan of reorganization that transfers ownership of MobileMedia to its creditors. MobileMedia's requests for relief will not be granted.

         8. The SECOND THURDAY policy is an exception to the rule that a licensee may not freely transfer its station while there are unresolved questions concerning its qualifications to be a licensee. Under SECOND THURSDAY, a bankrupt licensee, whose character qualifications are in hearing may transfer its station license if the individuals charged with misconduct (a) will have no part in the future operations of the licensed facilities and (b) will derive no benefit from the grant of the assignment or transfer application, or will receive only a minor benefit which is outweighed by equitable considerations in favor of innocent creditors. SECOND THURSDAY CORP., 22 FCC 515, 516 (1970). The SECOND THURSDAY policy "accommodates the policies of the federal policies of the federal bankruptcy law with those of the Communications Act." LA ROSE v. FCC, 494 F.2d 1145, 1147 n. 2 (D.C. Cir. 1974).

         9. MobileMedia acknowledges that the Commission has typically granted relief under the Second Thursday doctrine to privately-held licenses of broadcast authorizations. In contrast, MobileMedia is a large publicly traded licensee of common carrier paging authorizations. No cases are cited by MobileMedia where the Second Thursday doctrine has been applied to a publicly traded licensee. In theory, there may be no reason to limit the Second Thursday doctrine to privately held corporations, as suggested by the Bureau. However, realistically, there is a fundamental difference between privately held and publicly traded corporations which necessarily bar its application to publicly traded licensees such as MobileMedia.

      10. One of the essential prongs of Second Thursday is a showing that individuals charged with misconduct will not derive a benefit from favorable action on the application. In


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   (3) The Commission has directed the Presiding Judge to limited his recommended decision to the factual matters at issue, including relevant demeanor and credibility findings. The decision as to the conclusions of law and appropriate sanctions or disposition are left to the Commission. (Paragraph 13).

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the case of a private corporation, the funds received from a transfer of the company can be controlled so as to insure that the wrongdoer holding stock in the company receives no financial enrichment. However, this may not be true where a wrongdoer holds stock in a publicly traded company. Specifically, it has not been shown that there is a mechanism to prevent that indivudal from enriching himself from the sale of his stock at an increased price. In the instant case, MobileMedia's stock is traded on the Nasdaq Stock Exchange. Its current stock price (as of May 2, 1997) is 17/32 of a dollar; its 52 week high was 21 1/4. MobileMedia seeks, under Second Thursday, to transfer to a third party or its creditors all its assets intact including the facilities it admits it obtained by deceit. (4) In this connection, The Secured Lenders also want the Commission to "expressly reassure the marketplace that, if MobileMedia satisfies the SECOND THURSDAY criteria, its licenses will not be revoked and the qualification issues identified in the hearing designation order will not be considered in connection with its pending or future applications." (Comments of The Chase Manhattan Bank, p. 4). Assuming the Commission grants the relief sought here, it would appear that the price of MobileMedia publicly traded stock will increase, perhaps substantially, redounding to the benefit of MobileMedia's stockholders including those involved in the misconduct discussed SUPRA. Such unavoidable financial enrichment runs completely counter to Second Thursday and compels the denial of relief sought here.

         11. There is a further compelling reason for denying Second Thursday relief. In order to insure that a wrongdoer will not benefit from the transfer, it is necessary to first identify all the wrongdoers. It is not possible to do so on the basis of the present record. In fact, the Commission has made clear in the HDO that "it remains unclear what other officers, directors, and senior managers knew about or condoned the wide-scale pattern of misbehavior." (Paragraph 12). One of the principal purposes of the hearing is to identify the individuals who were involved in the misconduct. The issues designated by the Commission seek to obtain that information. Thus, even assuming Second Thursday was applicable to a public traded licensee, such as MobileMedia, the grant of such relief necessarily must await a determination as to who are the transgressors. In its Comments supporting MobileMedia's motion, the Bureau recognizes the problem. It urges that the problem "may be resolved through further investigations or in other adjudicatory proceedings" (Bureau Comments, Paragraph 4). The Bureau's proposed solution is difficult to comprehend, since there is a forum readily at hand to obtain that information, namely the expedited hearing ordered by the Commission. It would appear that the current hearing provides a more expeditious and less cumbersome procedure to obtain the information sought by the Commission than the further investigations or other adjudicatory


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   (4) A separate question, assuming Second Thursday is applicable, is whether MobileMedia should be allowed to transfer paging authorizations for unconstructed facilities which it should have properly relinquished as well as "40-mile Rule authorizations" to which MobileMedia was not lawfully entitled. As noted by the Commission, "had MobileMedia properly relinquished its unconstructed paging authorizations rather than filing false FCC Forms 489 to cover them, MobileMedia recognized that it may have been compelled to bid at auction in the event it desired to reacquire the forfeited authorizations." (HDO, Paragraph 8).

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proceedings suggested by the Bureau. In this connection, as the Commission made clear, MobileMedia and the Bureau can, of course, enter into stipulations of relevant fact which will further speed up the completion of this proceeding. (5)

         12. For all of the foregoing reasons, the motion for special relief will be denied. The further request for a 10 month stay to permit MobileMedia to attempt a Second Thursday showing is moot and will also be denied.

         Accordingly, IT IS ORDERED, That the "Motion Of Secured Lenders For Leave To File Comments In Support Of Emergency Motion of MobileMedia For Stay of Proceedings" filed April 29, 1997 by The Chase Manhattan Bank IS DENIED.

         IT IS FURTHER ORDERED, That the "Emergency Motion For Special Relief And Stay Of Proceedings Regarding MobileMedia Corporation" filed April 23, 1997 IS DENIED.

                                       FEDERAL COMMUNICATIONS COMMISSION

                                       /s/ Joseph Chachkin

                                       Joseph Chachkin
                                       Administrative Law Judge






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   (5) The need for the hearing is further indicated by the Comments of David
Bayer, an outside director of MobileMedia and that of Hellman & Friedman, also MobileMedia directors. Both claim to be innocent of the misconduct discussed in the HDO and seek a procedure which would afford them and outside directors an opportunity to resolve any issues relevant to them. The hearing ordered by the Commission provides that forum. The Comments filed by the outside directors provides further reasons for proceeding with the hearing.

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